VULCAN MATERIALS COMPANY
                                SUBSIDIARIES
                           As of December 31, 1993

                                            STATE OR OTHER         % OWNED
                                            JURISDICTION OF      DIRECTLY OR
                                            INCORPORATION         INDIRECTLY
ENTITY                                      OR ORGANIZATION       BY VULCAN

Subsidiaries

Atlantic Granite Company1                   South Carolina            33 1/3
Birmingham Slag Company1                    Alabama                  100
BRT Transfer Terminal, Inc.                 Kentucky                 100
Calizas Industriales del Carmen,
  S.A. de C.V.                              Mexico                    49
Central States Materials, Inc.              Kentucky                 100
CSM Trucking Company, Inc.                  Tennessee                100
Dixie Sand and Gravel Company1              Tennessee                100
Knoxville Mack Distributors, Inc.1          Tennessee                100
Lambert Bros., Inc.1                        Tennessee                100
Midsouth Machine and Service Company        Tennessee                100
Reco Transportation, Inc.                   Kentucky                 100
Reed Crushed Stone Company, Incorporated    Kentucky                 100
Reed Terminal Company, Inc.                 Kentucky                 100
Statewide Transport, Inc.                   Texas                    100
Vulcan/ICA Distribution Company
  (Partnership)                             Texas                     52
Vulcan Gulf Coast Aggregates, Inc.          New Jersey               100
Vulcan Gulf Coast Materials, Inc.           New Jersey               100
Vulcan International, Ltd.                  U.S. Virgin Islands      100
Vulcan Lands, Inc.                          New Jersey               100
Vulcan Peroxidation Systems Inc.2           New Jersey               100
Vulcan Soda Ash Company                     California               100
VULICA Shipping Company, Limited            Bahamas                   50
Wanatah Trucking Co., Inc.                  Indiana                  100
Wesco Contracting Company1                  Tennessee                100
White's Mines, Inc.1                        Texas                    100


1   Inactive
2   Formed in January 1994